UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 8, 2011
BioClinica, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11182	11-2872047

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

826 Newtown-Yardley Road, Newtown, PA		18940

(Address of Principal Executive Offices)		(Zip Code)
(267) 757-3000
(Registrant’s telephone number,
including area code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
BioClinica, Inc., a Delaware corporation (the “Company”), is sad to announce the sudden passing of David Pitler, President, Medical Imaging Solutions, on Sunday, May 8th, following a brief illness.
Mark Weinstein, the Chief Executive Officer of the Company, will assume Mr. Pitler’s responsibilities on an interim basis.

Item 5.07	Submission of Matters to a Vote of Security Holders.
On May 11, 2011, the Company held its annual meeting of stockholders. Matters voted on by stockholders included (1) the election of nine directors to the Company’s Board of Directors, (2) the ratification of the Company’s Rights Agreement and (3) the ratification of the Company’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2011. There were represented at the meeting, either in person or by proxy, 14,379,920 shares of the Company’s common stock out of a total number of 15,663,820 shares of the Company’s common stock outstanding and entitled to vote at the meeting. The results of the stockholders’ votes are reported below:
1. With respect to the election of directors, the following directors were elected by the indicated votes:

Name	Votes For	Votes Withheld	Broker Non-Votes
Jeffrey H. Berg, Ph.D.	9,366,446	3,250,425	1,763,049
Martin M. Coyne	11,848,985	767,886	1,763,049
E. Martin Davidoff, CPA, Esq.	10,989,666	1,627,205	1,763,049
David E. Nowicki, D.M.D.	10,990,866	1,626,005	1,763,049
Marcella LoCastro, CPA CITP	11,848,985	767,886	1,763,049
Adeoye Y. Olukotun, M.D., M.P.H.	9,366,646	3,250,225	1,763,049
Wallace P. Parker Jr.	9,371,746	3,245,125	1,763,049
John P. Repko	11,843,985	772,886	1,763,049
Mark L. Weinstein	9,757,160	2,859,711	1,763,049
2. With respect to the ratification of the Company’s Rights Agreement, the votes were as follows:

For	Against	Abstain	Broker Non-Vote
6,538,244	6,071,964	6,663	1,763,049

3. With respect to the ratification of the Company’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2011, the votes were as follows:

For	Against	Abstain	Broker Non-Vote
14,319,439	53,470	7,011	0
The foregoing votes reflect that all of the director nominees were elected, the Company’s Rights Agreement was ratified and PricewaterhouseCoopers LLP was ratified as the Company’s independent registered public accounting firm for 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BIOCLINICA, INC.
Dated: May 12, 2011	By:	/s/ Mark L. Weinstein
		Name:	Mark L. Weinstein
		Title:	President and Chief Executive Officer